Exhibit 99.1

NEWS RELEASE
CONTACT: Kim Duncan Vice President, Investor Relations ir@cooperco.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com

THE COOPER COMPANIES ANNOUNCES FIRST QUARTER 2015 RESULTS

PLEASANTON, Calif., March 5, 2015 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal first quarter ended January 31, 2015.

•	Revenue increased 10% year-over-year to $445.2 million. CooperVision (CVI) revenue up 13% to $369.3 million. CooperSurgical (CSI) revenue down 4% to $75.8 million.

•	GAAP earnings per share (EPS) $1.25, down 22 cents or 15% from last year’s first quarter.

•	Non-GAAP EPS $1.75, up 17 cents or 11% from last year’s first quarter. See “Reconciliation of Non-GAAP Results to GAAP Results” below.

Commenting on the results, Robert S. Weiss, Cooper’s president and chief executive officer said, “We’ve started fiscal 2015 with a strong quarter. In addition to solid operational performance, our integration of Sauflon is going very well along with our US launch of clariti®. Although currency continues to create headwinds, we’re raising our EPS guidance and remain very enthusiastic about our prospects for the remainder of the year, and into the future.”

First Quarter GAAP Operating Highlights

•	Revenue $445.2 million, up 10% from last year’s first quarter, up 5% pro forma (defined as constant currency and including Sauflon revenue in both periods).

•	Gross margin 62% compared with 65% in last year’s first quarter. Gross margin was negatively impacted primarily by currency and integration related expenses in part offset by favorable product mix. Excluding integration related expenses, gross margin was 64% vs. 65% last year.

•	Operating margin 16% compared with 20% in last year’s first quarter. The decrease was primarily due to integration related expenses and increased amortization arising from the Sauflon acquisition. Excluding these costs, operating margin would have been 23% vs. 22% last year.

•	Depreciation $29.3 million, up 23% from last year’s first quarter. Amortization $13.6 million, up 81% from last year’s first quarter primarily due to the Sauflon acquisition.

•	Total debt increased $13.0 million from October 31, 2014, to $1,395.3 million, primarily due to the repurchase of shares.

•	Interest expense increased to $3.9 million compared with $1.7 million in last year’s first quarter primarily due to higher debt associated with the acquisition of Sauflon.

•	Cash provided by operations $79.8 million, capital expenditures $65.0 million, and excluding acquisition costs of $13.3 million resulted in free cash flow of $28.1 million.

First Quarter CooperVision (CVI) GAAP Operating Highlights

•	Revenue $369.3 million, up 13% from last year’s first quarter, up 6% pro forma, up 7% pro forma excluding solutions which are included in the “non single-use sphere, other” category below.

•	Revenue by category:

	(In millions) 1Q15	% of CVI Revenue 1Q15	%chg y/y	Pro forma %chg y/y
Toric	$108.5	29%	7%	9%
Multifocal	42.5	12%	26%	23%
Single-use sphere	84.2	23%	22%	7%
Non single-use sphere, other	134.1	36%	9%	0%

Total	$369.3	100%	13%	6%

•	Revenue by geography:

	(In millions) 1Q15	% of CVI Revenue 1Q15	%chg y/y	Pro forma %chg y/y
Americas	$158.5	43%	13%	11%
EMEA	147.6	40%	25%	4%
Asia Pacific	63.2	17%	-7%	1%

Total	$369.3	100%	13%	6%

•	Gross margin 62% compared with 65% in last year’s first quarter. Gross margin was negatively impacted primarily by currency and integration related expenses offset in part by favorable product mix. Excluding integration related expenses, gross margin was 64% vs. 65% last year.

First Quarter CooperSurgical (CSI) GAAP Operating Highlights

•	Revenue $75.8 million, down 4% from last year’s first quarter, flat in constant currency.

•	Revenue by category:

	(In millions) 1Q15	% of CSI Revenue 1Q15	%chg y/y	Constant Currency %chg y/y
Office and surgical procedures	$50.8	67%	0%	0%
Fertility	25.0	33%	-10%	1%

Total	$75.8	100%	-4%	0%

•	Gross margin 64% compared with 63% in last year’s first quarter.

Other

•	In January 2015, the company repurchased $16.0 million of common stock under the existing share repurchase program for an average share price of $159.96. The program has $169.7 million of remaining availability and no expiration date.

Fiscal Year 2015 Guidance

The Company updated its fiscal year 2015 guidance. Guidance assumes constant currency as of March 5, 2015, and is summarized as follows:

	FY15 Guidance Old	FY15 Guidance New
Revenues (In millions)
Total	$1,900 - $1,960	$1,858 - $1,910
CVI	$1,575 - $1,620	$1,535 - $1,574
CSI	$325 - $340	$323 - $336
EPS
Non-GAAP	$7.30 - $7.70	$7.40 - $7.70

Reconciliation of Non-GAAP Results to GAAP Results

To supplement our financial results presented on a GAAP basis, we use non-GAAP measures indicated in the table below that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. These include costs related to acquisitions and the related integration activities, severance and related restructuring costs. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. Our non-GAAP financial measures include the following adjustments, along with the related income tax effects and changes in income attributable to noncontrolling interests:

•	Amortization of intangible assets: We excluded the effect of amortization of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods however, the amounts are affected by the timing and size of our acquisitions.

•	Acquisition related and integration expenses; and restructuring expenses: We excluded the effect of acquisition related and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. We also excluded the effect of expanding and realigning our manufacturing footprint as these costs will be eliminated when the specific build out activities have been completed. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Many of these costs relate to our acquisition of Sauflon Pharmaceuticals Ltd. in our fiscal fourth quarter of 2014. Acquisition related and integration expenses include items such as personnel related costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses consist of employee severance, product rationalization, facility and other exit costs. We believe it is useful for investors to understand the effects of these items on our consolidated operating results.

We also report revenue growth using the non-GAAP financial measure of constant currency revenue. Management presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than United States dollars are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. To report pro forma revenue growth including Sauflon, we included $43.8 million of net sales in our fiscal first quarter of 2014, for the period when we did not own Sauflon.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

Reconciliation of Selected GAAP Results to Non-GAAP Results

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,
	2015 GAAP	Adjustment		2015 Non-GAAP	2014 GAAP	Adjustment		2014 Non-GAAP
Net sales	$445,171	$—		$445,171	$404,980	$—		$404,980
Cost of sales	168,820	(9,443	) A	159,377	142,051	—		142,051

Gross profit	276,351			285,794	262,929			262,929
Selling, general and administrative expense	173,535	(6,359	) B	167,176	158,088	—		158,088
Research and development expense	16,113	(104	) C	16,009	15,712	—		15,712
Amortization of intangibles	13,595	(13,595	) D	—	7,507	(7,507	) D	—

Operating income	73,108			102,609	81,622			89,129
Interest expense	3,941	—		3,941	1,656	—		1,656
Other expense, net	1,702	—		1,702	510	—		510

Income before income taxes	67,465			96,966	79,456			86,963
Provision for income taxes	5,716	4,779	E	10,495	7,191	1,705	E	8,896

Net income	61,749			86,471	72,265			78,067
Less: Income attributable to noncontrolling interests	570	61	D	631	422	69	D	491

Net income attributable to Cooper stockholders	$61,179			$85,840	$71,843			$77,576

Diluted earnings per share attributable to Cooper stockholders	$1.25	$0.50		$1.75	$1.47	$0.11		$1.58

Number of shares used to compute earnings per share attributable to Cooper stockholders	49,082			49,082	49,006			49,006

A	Our GAAP cost of sales includes $9.2 million of charges in CooperVision primarily for equipment rationalization, arising from the acquisition of Sauflon; and $0.2 million of severance costs in our CooperSurgical fertility business. The CooperVision charges are based on our review of products, materials and manufacturing processes of Sauflon.
B	Our GAAP selling, general and administrative expense includes $6.4 million in costs for CooperVision’s integration and restructuring activities related to the acquisition of Sauflon and severance costs in our CooperSurgical fertility business.

(In thousands)	CooperVision	CooperSurgical	Total
Restructuring and related costs	$—	$128	$128
Acquisition and integration costs	5,894	337	6,231

	$5,894	$465	$6,359

C	Our GAAP research and development expense includes $0.1 million of severance costs related to integration and restructuring activities.
D	Amortization expense for our fiscal first quarter of 2015 was $13.6 million. We estimate amortization expense for existing other intangible assets, including those related to recently acquired Sauflon, will be $50.3 million for fiscal 2015 with about $12.2 million in each of our fiscal second, third and fourth quarters. The adjustment to exclude amortization expense results in an adjustment to increase income attributable to noncontrolling interests.
E	These amounts represent the increases in the provision for income taxes that arises from the impact of the above adjustments.

Conference Call and Webcast

The Company will host a conference call today at 5:00 PM ET to discuss its fiscal first quarter 2015 financial results and current corporate developments. The dial-in number in the United States is 1-866-953-6857 and outside the United States is +1-617-399-3481. The passcode is “Cooper”. There will be a replay available approximately two hours after the call ends until Thursday, March 12, 2015. The replay number in the United States is 1-888-286-8010 and outside the United States is +1-617-801-6888. The replay passcode is “Cooper”. This call will also be broadcast live at http://investor.coopercos.com and a transcript will be available following the conference call.

About The Cooper Companies

The Cooper Companies, Inc. (“Cooper”) is a global medical device company publicly traded on the NYSE Euronext (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical focuses on supplying women’s health clinicians with market leading products and treatment options to improve the delivery of healthcare to women. Headquartered in Pleasanton, CA, Cooper has approximately 9,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2015 Guidance and all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain European Union countries that could adversely affect our global markets; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies that would decrease our revenues and earnings; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, including the Sauflon acquisition, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); legal costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to product liability, patent infringement or other litigation; a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, including any related to our information systems maintenance or enhancements, natural disasters or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; compliance costs and potential liability in connection with U.S. and foreign healthcare regulations, including product recalls, warning letters, and potential losses resulting from sales of counterfeit and other infringing products; changes in tax laws or their interpretation and changes in statutory tax rates; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies; reduced sales, loss of customers, and costs and expenses related to recalls; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect the medical device industry and the healthcare industry generally; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure to obtain adequate coverage and reimbursement from third party payors for our products; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill; the success of our research and development activities and other start-up projects; dilution to earnings per share from the Sauflon acquisition or other acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(In thousands)

(Unaudited)

	January 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$16,428	$25,222
Trade receivables, net	275,899	276,280
Inventories	390,101	381,474
Deferred tax assets	36,329	40,224
Other current assets	68,352	68,417

Total current assets	787,109	791,617

Property, plant and equipment, net	928,627	937,325
Goodwill	2,157,577	2,220,921
Other intangibles, net	418,043	453,605
Deferred tax assets	8,230	15,732
Other assets	36,158	39,140

	$4,335,744	$4,458,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$92,795	$101,518
Other current liabilities	289,784	340,664

Total current liabilities	382,579	442,182

Long-term debt	1,302,542	1,280,833
Deferred tax liabilities	69,377	69,525
Other liabilities	64,261	77,360

Total liabilities	1,818,759	1,869,900

Total Cooper stockholders’ equity	2,500,874	2,569,878
Noncontrolling interests	16,111	18,562

Stockholders’ equity	2,516,985	2,588,440

	$4,335,744	$4,458,340

THE COOPER COMPANIES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,
	2015	2014
Net sales	$445,171	$404,980
Cost of sales	168,820	142,051

Gross profit	276,351	262,929
Selling, general and administrative expense	173,535	158,088
Research and development expense	16,113	15,712
Amortization of intangibles	13,595	7,507

Operating income	73,108	81,622
Interest expense	3,941	1,656
Other expense	1,702	510

Income before income taxes	67,465	79,456
Provision for income taxes	5,716	7,191

Net income	61,749	72,265
Less: income attributable to noncontrolling interests	570	422

Net income attributable to Cooper stockholders	$61,179	$71,843

Diluted earnings per share attributable to Cooper stockholders	$1.25	$1.47

Number of shares used to compute earnings per share attributable to Cooper stockholders	49,082	49,006

Soft Contact Lens Revenue Update

Worldwide Manufacturers’ Soft Contact Lens Revenue

(U.S. dollars in millions; constant currency; unaudited)

	Calendar 4Q14			Calendar 2014
	Market	Market Change	CVI Change	Market	Market Change	CVI Change
Sales by Modality
Single-use	$790	5%	10%	$3,165	7%	13%
Other	$1,045	2%	7%	$4,355	2%	6%

WW Soft Contact Lenses	$1,835	4%	8%	$7,520	4%	8%

Sales by Geography
Americas	$710	5%	7%	$3,040	5%	4%
EMEA	$560	5%	7%	$2,230	4%	9%
Asia Pacific	$565	1%	11%	$2,250	4%	13%

WW Soft Contact Lenses	$1,835	4%	8%	$7,520	4%	8%

Source: Management estimates and independent market research

COO-E

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